INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 33-90358 on Form N-1A under the Securities Act of 1933, of our report dated August 8, 2003, relating to the Oak Value Fund, a series of the Oak Value Trust, which is incorporated by reference in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus, and "Other Service Providers" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Columbus, Ohio
October 27, 2003